UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 20, 2008
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices and zip code)

(928) 636-6255
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On May 20, 2008, EESTech, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) with Quicksilver Limited, a corporation organized in the British Virgin Islands (“Subscriber”), regarding the subscription for and issuance of 581,210 shares of common stock of the Company (the “Shares”). As of the date of the Agreement, neither the Company nor any of its affiliates had a material relationship with Subscriber unrelated to the Agreement.

Pursuant to the terms of the Agreement, the Subscriber agreed to make a subscription payment of US $476,592 to the Company in exchange for the Shares (“Subscription Payment”). Subscriber agreed to pay a Subscription Payment of US $0.82 per Share (the “Per Share Price”).

As of the date of filing of this current report on Form 8-K, the Subscription Payment has been delivered to the Company, and instructions have been given for the Shares to be issued to the Subscriber. The Issued Shares will be issued to Subscriber through a transaction that is exempt from the registration requirements of the Securities Act of 1933 (the “Act”) under Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Other Exhibits

10.1	Subscription Agreement dated May 20, 2008 between the Company and Quicksilver Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: May 27, 2008	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: President